Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 513 to the Registration Statement on Form N–1A of Fidelity Salem Street Trust: Fidelity Series Government Money Market Fund and Fidelity Flex Short-Term Bond Fund of our reports dated October 9, 2020; Fidelity Short-Term Bond Fund, Fidelity U.S. Bond Index Fund, Fidelity Corporate Bond Fund, and Fidelity Flex U.S. Bond Index Fund of our reports dated October 13, 2020; Fidelity Investment Grade Bond Fund, Fidelity Series Investment Grade Bond Fund, Fidelity Series Short-Term Credit Fund, and Fidelity Series Bond Index Fund of our reports dated October 14, 2020; Fidelity SAI Total Bond Fund of our report dated October 15, 2020,  relating to the financial statements and financial highlights included in the August 31, 2020 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 22, 2020